
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM THE CURRENT REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31,
1995 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS AND ACCOMPANYING DISCLOSURES.
</LEGEND>
<CIK> 0000020405
<NAME> CITICORP 1995
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                              12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                            5,723
<INT-BEARING-DEPOSITS>                            9,028
<FED-FUNDS-SOLD>                                  8,113<F1>
<TRADING-ASSETS>                                 32,093
<INVESTMENTS-HELD-FOR-SALE>                      18,213
<INVESTMENTS-CARRYING>                                0<F2>
<INVESTMENTS-MARKET>                                  0<F2>
<LOANS>                                         165,642
<ALLOWANCE>                                       5,368
<TOTAL-ASSETS>                                  256,853
<DEPOSITS>                                      167,131
<SHORT-TERM>                                     16,334<F3>
<LIABILITIES-OTHER>                               9,767
<LONG-TERM>                                      17,151
<COMMON>                                            461
<PREFERRED-MANDATORY>                                 0
<PREFERRED>                                       3,071
<OTHER-SE>                                       16,049
<TOTAL-LIABILITIES-AND-EQUITY>                  256,853
<INTEREST-LOAN>                                  17,808
<INTEREST-INVEST>                                 1,544
<INTEREST-OTHER>                                  3,611
<INTEREST-TOTAL>                                 22,963
<INTEREST-DEPOSIT>                                8,902
<INTEREST-EXPENSE>                               13,012
<INTEREST-INCOME-NET>                             9,951
<LOAN-LOSSES>                                     1,991
<SECURITIES-GAINS>                                  132
<EXPENSE-OTHER>                                   3,678
<INCOME-PRETAX>                                   5,585
<INCOME-PRE-EXTRAORDINARY>                        3,464
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      3,464
<EPS-PRIMARY>                                      7.60<F4>
<EPS-DILUTED>                                      6.50<F4>
<YIELD-ACTUAL>                                     4.46<F5>
<LOANS-NON>                                       4,194<F6>
<LOANS-PAST>                                        997<F7>
<LOANS-TROUBLED>                                    421
<LOANS-PROBLEM>                                       0
<ALLOWANCE-OPEN>                                  5,155
<CHARGE-OFFS>                                     2,338
<RECOVERIES>                                        646
<ALLOWANCE-CLOSE>                                 5,368<F8>
<ALLOWANCE-DOMESTIC>                                  0<F9>
<ALLOWANCE-FOREIGN>                                   0<F10>
<ALLOWANCE-UNALLOCATED>                               0<F11>

<F1>  Includes Securities Purchased Under Resale Agreements.
<F2>  On  November  30,  1995,  Citicorp  transferred  $4,749MM  of debt securities from the held-to-maturity category to the available for sale category at fair value ($4,334MM), as permitted under guidelines issued by the FASB. As a result, stockholders' equity was reduced $260MM (net of tax).
<F3>  Purchased Funds and Other Borrowings.
<F4>  Restated to reflect the Corporation's adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share".
<F5>  Taxable Equivalent Basis.
<F6>  Includes  $1,534MM of cash-basis  commercial  loans and $2,660MM of consumer loans on which accrual of interest has been suspended.
<F7>  Accruing loans 90 or more days delinquent.
<F8>  Allowance  activity for the fiscal year of 1995  includes  $(86)MM in other changes, principally foreign exchange effects and net transfers (to) from the reserve for Consumer Sold Portfolios.
<F9>  No portion of  Citicorp's  credit loss  allowance  is  specifically allocated to any individual loan or group of loans, however, $1,809MM of the allowance at December 31, 1995 was attributed to operations outside the U.S. (see Note 10 to the 1995 Annual Report).
<F10> See Footnote F9 above.
<F11> See Footnote F9 above.

